Free Writing Prospectus
Filed Pursuant to Rule 433
Dated January 20, 2023
Registration Statement Nos. 333-253034 and 333-253034-01

Verizon (VZMT) 2023-1 (Device Payment Plans) * PRICING DETAILS *

$1bn Verizon Master Trust Series (VZMT) 2023-1
Joint Bookrunners: Wells Fargo (str), BOA, SMBC, TD
Co-Managers: Scotia Capital, Societe Generale, Truist
DE&I Coordinator: Wells Fargo
DE&I Co-Managers: Academy, Ramirez

CL	Size(mm)	WAL	F/M	LGL	BENCH^	SPD	YLD%	CPN%	$PRICE
A	$891.010	2.98	AAA/Aaa	1/22/29	I-Curv	+ 70	4.540	4.490	99.97880
B	$68.120	2.98	AA+/Aa1	1/22/29	I-Curv	+ n/a
C	$40.870	2.98	A+/A1	1/22/29	I-Curv	+ 120	5.040	4.980	99.97833

Orders prior to announcement will receive preferential treatment

^ Bloomberg GC I25; "Interpolated Curves"; "Mid YTM"

Registration: Publicly offered / SEC registered
Exp. Ratings: Fitch and Moody's
Bill & Deliver: Wells Fargo
ERISA Eligible: Yes
First Pay: 2/21/2023
Min. Denoms.: $1k x $1k
RR Compliance: US – Yes; EU-No; UK-No
Pxg Speed: N/A; 1/20/2026 ARD (soft-bullet)
Exp Settlement: 1/26/2023
BBRG Tickers: VZMT 2023-1
BBRG SSAP: "VMT2301"
DealRoadshow: www.dealroadshow.com; Password "ULTRA5G"
IntexNet: Dealname "wsvzmt202301"; Password "72XX"

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-645-3751 (option 5) or visiting www.sec.gov.